Exhibit 99.1
NOTICE OF CLASS ACTION AND PROPOSED SETTLEMENT
NOTICE OF COLLECTIVE ACTION AND PROPOSED SETTLEMENT

TERESA CARDENAS, THOMAS YOUNG, ISAIAS MARTINEZ, JOSE LUIS VASQUEZ, and SAMUEL TRINIDAD, on behalf of themselves and all other similarly situated persons, known and unknown,

Magistrate Judge Gilbert
Plaintiffs,
v.	No. 10-cv-01354

JOHN B. SANFILIPPO & SON, INC.,	Jury Trial Demanded

Defendant.
PLEASE READ THIS NOTICE CAREFULLY.
THIS IS NOT A NOTICE OF A LAWSUIT AGAINST YOU.
THIS NOTICE IS TO INFORM YOU OF A PENDING CLASS AND COLLECTIVE ACTION
AND A PROPOSED SETTLEMENT OF THAT ACTION.
THIS NOTICE CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS AS A POTENTIAL SETTLEMENT CLASS
MEMBER CONCERNING THE SETTLEMENT.
IF YOU WISH TO RECEIVE A PORTION OF THE CLASS SETTLEMENT PROCEEDS DESCRIBED BELOW,
YOU MUST COMPLETE AND RETURN THE CLAIM FORM BY AUGUST 2, 2011.

TO:	Current and former non-union, non-office, hourly employees of John B. Sanfilippo & Son, Inc. who worked for John B. Sanfilippo & Son, Inc. (“JBSS”) from February 26, 2007 — February 25, 2011

RE:	Settlement of Claims for Alleged Unpaid Wages
This Notice explains the nature of the lawsuit and the settlement terms and informs you of your legal rights and obligations. This is not a notice of a lawsuit against you. A Federal Court has authorized this Notice.
A. WHAT THIS LAWSUIT IS ABOUT: This action (the “Lawsuit”) is pending in the United States District Court for the Northern District of Illinois. The lawsuit alleges violations of the Fair Labor Standards Act (“FLSA”) in a collective action under Sec. 216(b) of the FLSA and alleges violations of Texas, Illinois, North Carolina, Georgia and California State Law in a class action. The Lawsuit seeks back payment for non-payment of wages (including overtime), interest, liquidated damages, penalties and attorney’s fees. As used in this Notice, the term “class members” refers to current and former JBSS non-union, non-office, hourly employees of JBSS who worked for JBSS from February 26, 2007 — February 25, 2011. You will be a class member if you submit a claim form for payment agreeing to opt-in to the FLSA collective action. You also will be a class member if you do not opt-out of the class action. Your options in responding to this Notice are more fully described in Section D below. Specifically, the Class Representatives, Teresa Cardenas, Thomas Young, Isaias Martinez, Jose Luis Vasquez, and Samuel Trinidad on behalf of all class members under the FLSA and State laws allege that John B. Sanfilippo & Son, Inc. (“JBSS”) rounded employees’ punch-in and punch-out time incorrectly, which resulted in less time being paid to affected employees and did not pay employees for all time worked. The lawsuit also claims that certain Illinois employees should have been compensated for time spent donning and doffing uniforms and related equipment and for related time by virtue of the physical layout of the Elgin facility and local pay practices and policies. JBSS has denied and continues to deny the allegations in the Lawsuit and contends that its policies and practices regarding compensation were proper and in compliance with the laws at all times. JBSS wishes to settle this litigation, however, to avoid costly and time-consuming litigation but does not admit to any wrongdoing or liability.
B. THE PROPOSED SETTLEMENT: The Parties have agreed that the Defendant will pay $2.6 Million into a Settlement Fund for the FLSA collective action and the State law class action, inclusive of all alleged unpaid wages, liquidated damages, penalties, interest, costs, administration costs/translation costs and attorneys’ fees. Each class member shall be allocated a proportionate share of the Settlement Fund after the Settlement Fund has been reduced by (1) court-approved attorneys’ fees and costs; (2) court-approved incentive service awards to the class representatives; (3) administrator/translation fees and costs, and (4) a $10.00 minimum payment for each member of the Settlement Class. The Settlement fund as reduced by the foregoing amounts shall be referred to as the “Remaining Settlement Fund.” Every Class Member will be allocated a share of the Remaining Settlement Fund according to the formula below.
1. Recovery to Class Members: If the settlement is approved by the court, the settlement proceeds will be distributed in proportion to the relative amount of damages that each class member may have recovered if we had continued, and ultimately prevailed in, the litigation. Each participating member from Texas, North Carolina, California and Georgia shall receive a flat payment of $10 plus any additional amount allocated by an equitable formula based on the number of weeks worked for the Company, with each participating member receiving one share for each week. Each participating member from Illinois shall receive a flat payment of $10 plus any additional amount allocated by an equitable formula based on the number of weeks worked for the Company, with each participating member receiving one share for each week, plus an additional 1.6 shares for every week worked from February 26, 2007 until June 30, 2009 by virtue of the physical layout of the Elgin facility and local pay practices and policies.
The class administrator will pay settlement distributions directly to eligible claimants. Fifty percent (50%) of your settlement share will be taxable, and the administrator will make appropriate withholdings from your distribution. The remaining fifty-percent (50%) of your settlement share is allocated as interest, penalties and liquidated damages, not wages. The remaining amount also will be taxable, but withholdings will not be taken out of this amount. Therefore, in order to receive your share of the settlement, you must complete and return the enclosed W-4 form, W-9 form, and State tax designation form (if any) in addition to the claim form. After receiving your distribution, we strongly encourage you to consult with an accountant or tax advisor.
2. Incentive Service Awards and Attorney’s Fees: Class counsel will request that the Court approve an incentive award for Teresa Cardenas, Thomas Young and Isaias Martinez for $10,000 each for being the three lead plaintiffs who initially brought this case forward, had their depositions taken, attended at least one settlement conference, and generally assisted counsel with pursuing it, and $2,500 each for the two newly added plaintiffs Jose Luis Vasquez and Samuel Trinidad, who have generally assisted counsel but who have not attended the settlement conferences or had their depositions taken. Class Counsel will ask for 1/3 of the fund for its fees and expenses.
3. Unclaimed Funds: The combined total of any unclaimed Settlement Fund amounts and the amounts of the settlement checks that Settlement Class Members fail to cash or negotiate within 180 days of mailing, if any, shall be distributed and allocated with sixty percent (60%) to JBSS and forty percent (40%) to a cy pres charity, Ronald McDonald House Foundation.

C. WHO IS INCLUDED IN THE SETTLEMENT CLASS: The following Settlement Class has been conditionally certified by the Court: Current and former non-office, non-union, hourly employees of John B. Sanfilippo & Son, Inc. who worked for John B. Sanfilippo & Son, Inc. from February 26, 2007 — February 25, 2011.
D. YOUR FOUR OPTIONS:
1. Participate in the Settlement: In order to receive a payment as a Claimant, you must return a completed and valid claim form post marked or faxed by August 2, 2011. A copy of the claim form to complete and submit is enclosed. By completing and returning a claim form, you are also opting in and agreeing to be a plaintiff in the collective action under the federal Fair Labor Standards Act. You will be bound by the judgment and bound by the injunction against prosecuting claims against the Defendant and you will release your claims against the Defendant. LATE AND INCOMPLETE CLAIM FORMS WILL NOT BE HONORED.
2. Do nothing: If you do not submit a claim form and do not exclude yourself from the settlement, you will remain a member of the Class and you will be bound by the judgment and bound by the injunction against prosecuting claims against the Defendant and you will release your claims against the Defendant, but you will not receive a check.
3. Exclude yourself from the settlement: You have the right to exclude yourself from the class action, not to join the collective action, and not participate in the settlement by sending a letter requesting that you be excluded from the settlement. If you exclude yourself, you will not receive any monies from the settlement and you will not be bound by the judgment. To be effective, your letter must (i) include your full name, address and telephone number, (ii) include your dates of employment and job title(s) with JBSS, and, (iii) specifically state your desire to be excluded from the settlement. Your letter must be postmarked or faxed on or before August 2, 2011 and delivered to both of the following attorneys:

For the Class:	For Defendants:
Marc Siegel	Jeffrey A. Risch
Caffarelli & Siegel Ltd.	SmithAmundsen LLC
Two Prudential Plaza, Suite 3150	150 North Michigan Ave., Suite 3300
180 North Stetson Avenue	Chicago, IL 60601
Chicago, Illinois 60601	Fax (630) 587-7960
Fax (312) 540-1231
4. Object to the settlement: If you object to the settlement and/or to Class Counsels’ request for attorneys fess and expenses, and/or to the Service Incentive Award for the Class Representatives, you must, on or before August 2, 2011: (1) file with the Clerk of the United States District Court for the Northern District of Illinois, and (2) serve upon Marc Siegel at Caffarelli & Siegel Ltd., Two Prudential Plaza, Suite 3150, 180 North Stetson Avenue, Chicago, Illinois 60601 (Class Counsel) and Jeffrey A. Risch, SmithAmundsen LLC, 150 North Michigan Ave., Suite 3300, Chicago, IL 60601 (counsel for JBSS), a written objection including: (a) your full name, address, and, telephone number, (b) dates of your employment with JBSS and job title(s) while employed with JBSS and (c) a written statement with all grounds for the objection accompanied by any legal basis for your objection, (d) copies of papers, briefs, or other documents upon which the objection is based, (e) a list of all persons who will be called to testify in support of your objection, and (f) your signature, even if you are represented by counsel. Settlement Class Members who do not timely make their objections in this manner will be deemed to have waived all objections and shall not be heard or have the right to appeal approval of the settlement.

If you file an objection and wish it to be considered, you must also appear at hearing on September 8, 2011, at 11:00 a.m., at the federal courthouse at 219 South Dearborn Street in Chicago, Illinois, Courtroom 1386, at which time the presiding judge in this case (the Hon. Jeffrey T. Gilbert) will consider whether to grant final approval of this settlement. YOU ARE NOT REQUIRED TO ATTEND THIS HEARING UNLESS YOU PLAN TO OBJECT TO THE SETTLEMENT. Please note that it is not sufficient to simply state that you object. You must state reasons why you believe the settlement should not be approved.
E. CLASS COUNSEL: The Court appointed the following lawyers as Class Counsel to represent the Settlement Class: Caffarelli & Siegel Ltd., Two Prudential Plaza, Suite 3150, 180 North Stetson Avenue, Chicago, Illinois 60601, (312) 540-1230.
F. IF COURT APPROVES SETTLEMENT: If the Court approves the proposed settlement, it will enter a judgment that will dismiss the Litigation with prejudice on the merits as to all Class Members who do not exclude themselves. This means that Class Members who do not exclude themselves will be barred from bringing their own lawsuits for recovery against JBSS as follows:
•	Class Members who do not exclude themselves from the Settlement will release all federal wage and hour claims and all Texas, Illinois, North Carolina, Georgia and California state wage and hour claims that arose in the course of such Class Member’s employment with JBSS as an employee from February 26, 2007 to February 25, 2011.

•	Class members who validly and timely request exclusion from the Settlement, will not release any federal or Texas, Illinois, North Carolina, Georgia and California state wage and hour claims, if any.
G. IF COURT DOES NOT APPROVE SETTLEMENT: If the Court does not approve the settlement, the case will proceed as if no settlement has been attempted, and there can be no assurance that the class will recover more than is provided for in the Settlement, or indeed, anything.
H. FAIRNESS HEARING: The Court will hold a hearing about the fairness of the proposed settlement. That fairness hearing will take place on September 8, 2011, at 11:00 a.m., at the federal courthouse at 219 South Dearborn Street in Chicago, Illinois, Courtroom 1386, at which time the presiding judge in this case (the Hon. Jeffrey T. Gilbert) will consider whether to grant final approval of this settlement. You are not obligated to attend this hearing unless you object to the settlement. The fairness hearing may be continued to a future date without further notice.
I. ADDITIONAL INFORMATION: Any questions you or your attorney has concerning this notice should be directed to Caffarelli & Siegel Ltd. by (a) calling Marc Siegel at (312) 540-1230, or (b) sending correspondence to Marc Siegel at Caffarelli & Siegel Ltd., Two Prudential Plaza, Suite 3150, 180 North Stetson Avenue, Chicago, Illinois 60601. Please do not contact the Court Clerk, the Judge, or defense counsel; they are not in a position to give you any advice about this settlement.

Dated: June 3, 2011	BY ORDER OF THE COURT Clerk of the Court

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